                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            IDENTIX INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        _

     (2)  Form, Schedule or Registration Statement No.:

        _

     (3)  Filing Party:

        _

     (4)  Date Filed:

        _

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

                              IDENTIX INCORPORATED

                         TO BE HELD ON OCTOBER 30, 1996

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Identix Incorporated (the "Company") will be held on Wednesday, October 30, 1996 at 2:00 p.m. at the Company's principal executive offices located at 510 North Pastoria Avenue, Sunnyvale, California 94086, for the purpose of considering and acting upon the following proposals:

     1. To elect directors to serve for the ensuing year and until their successors are elected;


     2. To approve certain amendments to the Identix Incorporated Equity Incentive Plan described in the accompanying Proxy Statement;



     3. To approve an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock from 30,000,000 to 50,000,000;



     4. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending June 30, 1997; and


     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on September 2, 1996 are entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

                                          Sincerely,

                                          JAMES P. SCULLION
                                          Secretary

Sunnyvale, California

October 1, 1996

                              IDENTIX INCORPORATED
                            ------------------------

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Identix Incorporated (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, October 30, 1996 at 2:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices. The Company's principal executive offices are located at 510 North Pastoria Avenue, Sunnyvale, California 94086. The Company's telephone number is (408) 731-2000.


     These proxy solicitation materials were mailed on or about October 1, 1996 to all shareholders entitled to vote at the Annual Meeting.


RECORD DATE AND SHARES OUTSTANDING

     Shareholders of record at the close of business on September 2, 1996 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 24,323,937 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES


     Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.


VOTING AND SOLICITATION


     Except in the election of directors, each share of Common Stock has one vote. Every shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held on the record date, or distribute the shareholder's votes among the candidates at the shareholder's discretion. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder or any other shareholder has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder's votes.


     Abstentions and broker non-votes will be counted towards the tabulations of votes cast on proposals presented to the shareholders and will have the same effect as negative votes.

     The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees without additional compensation, personally or by telephone or telegraph.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING


     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1997 Annual Meeting must be received by the Company no later than June 3, 1997 in order to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting.

1. ELECTION OF DIRECTORS

     A board of seven directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, all of whom are presently directors of the Company. In the event that any nominee shall become unavailable, the proxy holders will vote the proxies at their discretion for a substitute or additional nominee. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is expected that all nominees will be able and willing to serve as directors. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

     The names of the nominees and certain information about them are set forth below:

        NAME OF NOMINEE       AGE               PRINCIPAL OCCUPATION                DIRECTOR SINCE
    ------------------------  ---   ---------------------------------------------   --------------
    Randall C. Fowler.......  57    Chairman, President, and Chief Executive             1982
                                    Officer of the Company
    Patrick H. Morton.......  56    Chairman of the Board of Directors of                1985
                                    QuadRep, Inc.
    Randall Hawks, Jr.......  45    President and Chief Executive Officer of WHEB        1988
                                    Systems, Inc.
    Fred U. Sutter..........  68    President of the Swiss Management Association        1988
    Larry J. Wells..........  53    General Partner of the management company for        1992
                                    Sundance Venture Partners, L.P.
    Harrison N. Walther.....  59    President and Chief Executive Officer of             1995
                                    ANADAC, Inc.
    Ed Zschau...............  56    Senior Lecturer of Business Administration,          1995
                                    Harvard Business School, Harvard University

     Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

     Randall C. Fowler, Chairman of the Board, President, and Chief Executive Officer of the Company, positions he has held since 1982, is also founder of the Company.

     Patrick H. Morton has been a director of the Company since 1985. Mr. Morton is Chairman of the Board of Directors and co-founder of QuadRep, Inc., a manufacturers' representative company. He held the position of President of QuadRep, Inc. from 1981 through 1990 and has been Chairman since 1991.

     Randall Hawks, Jr. has been a director of the Company since 1988. Mr. Hawks is currently President and Chief Executive Officer at WHEB Systems, Inc. From 1994 to 1995, Mr. Hawks was Executive Vice President of AT&T Paradyne, a communications equipment subsidiary of AT&T. Prior to joining AT&T Paradyne, Mr. Hawks was Executive Vice President of the Company from 1989 to November 1993 and was Vice President of Marketing from 1985 to 1989.

     Fred U. Sutter has been a director of the Company since 1988. Mr. Sutter is currently President of the Swiss Management Association. Until January 1996, Mr. Sutter was Chairman, Chief Executive Officer and President of Ascom Enterprise Network, Inc., of Ascom Holding, Inc., a United States subsidiary of Ascom Holding AG, the parent company of a group of telecommunication companies and service automation providers. From December 1993 to July 1995, Mr. Sutter was the Chief Executive Officer and President of Ascom Holding AG. From January 1991 to August 1993, he was the Deputy President of Ascom Holding AG. From January 1987 to December 1990, he was President of Ascom Hasler AG. Ascom Hasler AG is a Swiss telecommunications company and is a part of Ascom Holding AG.

     Larry J. Wells has been a director of the Company since 1992. Since 1989, Mr. Wells has been a general partner of Anderson and Wells Company, the management company for Sundance Venture Partners, L.P.

Prior to his affiliation with Anderson and Wells Company, Mr. Wells held similar positions with Inco Venture Capital from 1988 to 1989 and Citicorp Venture Capital from 1983 to 1987.


     Harrison N. Walther has been a director of the Company since February 1995. Mr. Walther is the President and Chief Executive Officer of ANADAC, Inc. ("ANADAC"), Mr. Walther joined ANADAC in 1982. He served as Vice President of ANADAC from 1982 through 1984 and Executive Vice President from 1984 through 1985 before assuming the duties of President in 1986.


     Ed Zschau was appointed a director of the Company in December 1995. Currently, Mr. Zschau is a Senior Lecturer of Business Administration at Harvard Business School, Harvard University. Mr. Zschau served for two years as General Manager of the IBM Storage Systems Divisions from 1993 to 1995. From 1988 through 1992 Mr. Zschau was Chairman of the Board and Chief Executive Officer of Genstar Corporation, a developer of rigid disk media and thin-film magnetic recording heads. Mr. Zschau is a former United States congressman.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934


     The Company has reviewed all Forms 3, 4 and 5 filed with respect to fiscal year 1996 as well as certain representations made to the Company, and based thereon has determined that for fiscal year 1996, Randall C. Fowler, Chairman, President, and Chief Executive Officer, James P. Scullion, Executive Vice President and Chief Financial Officer, Daniel F. Maase, Vice President, Engineering, and Harrison N. Walther, President and Chief Executive Officer of ANADAC each failed to file in a timely manner one report required by Section 16(a) of the Exchange Act covering one, two, three and four transactions, respectively. Each officer identified filed a report for his respective transactions on June 17, 1996.


BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four meetings during fiscal year 1996.

     The Compensation Committee held one meetings during fiscal year 1996. Messrs. Morton, Wells and Hawks are currently the members of the Compensation Committee. The Compensation Committee reviews and approves the Company's executive officer compensation policy and administers the Company's employee option plans.


     The Audit Committee held three meetings during fiscal year 1996. Messrs. Morton, Wells, and Hawks are currently the members of the Audit Committee. William E. Colby, formerly a member of the Board of Directors, was a member of the Audit Committee during fiscal year 1996. Mr. Colby died in April 1996. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal controls.


     The Board of Directors does not have a standing Nominating Committee nor any committee performing such function.

     During fiscal year 1996, no director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and committees, if any, upon which such director served except Mr. Sutter who attended 25% of the Board of Directors meetings.

DIRECTOR COMPENSATION


     In fiscal year 1996, members of the Board of Directors received no cash compensation for serving on the Board of Directors, but received options granted under the Identix Incorporated Nonemployee Directors Stock Option Plan ("Directors Plan").


     Under the Directors Plan, each nonemployee director of the Company, upon such director's first election to the Board, is entitled to receive an automatic nondiscretionary grant of (i) a nonqualified stock option ("NQO") to purchase 10,000 shares of Common Stock if less than six months have elapsed since the last annual meeting of shareholders or (ii) an NQO to purchase 5,000 shares of Common Stock if more than six months have elapsed since the last annual meeting of the shareholders. In addition, on the date of the first meeting of the Board following the annual meeting of the shareholders of the Company, each eligible director is entitled to receive an NQO to purchase 10,000 shares of Common Stock.


     The exercise price of the NQOs granted under the Directors Plan is equal to the fair market value of such shares on the date of grant. The NQOs become exercisable with respect to one fourth of the number of shares covered by such NQO for each three month period which elapses after the date of grant, so that such NQO will be fully exercisable on the first anniversary of the date such NQO was granted.


     Beginning August 1, 1996, the nonemployee directors of the Company receive $1,000 for each Board meeting attended up to a maximum of $4,000 annually plus expenses incurred in traveling to the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 31, 1996 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each of the Company's directors and each of the Company's executive officers identified in the Summary Compensation Table and
(iii) by all directors and officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below, based on information furnished by such owners, have sole investment and voting power with respect to the Common Stock shown as being beneficially owned by them.


                DIRECTORS, OFFICERS AND                NUMBER OF SHARES            PERCENTAGE
                    5% SHAREHOLDERS                   BENEFICIALLY OWNED      BENEFICIALLY OWNED(1)
    ------------------------------------------------  ------------------      ---------------------
    Ascom USA Inc. .................................       5,418,224(2)               22.28%
      9 East Ninth Steet, #1
      New York, NY 10003
    Randall C. Fowler...............................       6,701,973(3)               27.56%
      510 N. Pastoria Avenue
      Sunnyvale, CA 94086
    Patrick H. Morton...............................         118,320(4)                   *
    Randall Hawks, Jr...............................          80,000(5)                   *
    Fred U. Sutter..................................          80,000(6)                   *
    Larry J. Wells..................................          45,575(7)                   *
    Harrison N. Walther.............................         287,769(8)                1.18%
    James P. Scullion...............................         143,957(9)                   *
    Daniel F. Maase.................................         103,166(10)                  *
    Ed Zschau.......................................           7,500(11)                  *
    All directors and officers as a group (11
      persons)......................................       7,584,927(3)(12)           31.19%


---------------
  *  Less than one percent.

 (1) Applicable percentage of ownership is based on 24,320,464 shares of Common Stock outstanding as of July 31, 1996. Shares of Common Stock subject to outstanding options or warrants currently exercisable or exercisable within 60 days after July 31, 1996 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

 (2) All of the Ascom USA Inc. beneficially owned shares are held in a voting trust for which Mr. Randall C. Fowler, the Chairman of the Board, President, and Chief Executive Officer of the Company, is temporarily serving as the trustee until a new trustee is appointed. The trustee of the voting trust votes all the shares held in the voting trust.

 (3) Includes 5,418,224 shares held by Ascom USA Inc. in a voting trust for which Mr. Fowler is currently serving as voting trustee until a replacement is appointed (See Footnote 2). Also includes 249,167 shares issuable upon exercise of options.

 (4) Includes 60,000 shares issuable upon exercise of a warrant and 20,000 shares issuable upon exercise of options.

 (5) Includes 80,000 shares issuable upon exercise of options.

 (6) Includes 60,000 shares issuable upon exercise of a warrant and 20,000 shares issuable upon exercise of options.

 (7) Includes 25,575 shares issuable upon the exercise of a warrant. Such warrant is held by Sundance Venture Partners, L.P. of which Anderson and Wells Company is a general partner. Mr. Wells is a general partner of Anderson and Wells Company. Also includes 20,000 shares issuable upon exercise of options held by Mr. Wells.

 (8) Includes 53,416 shares issuable upon exercise of options.

 (9) Includes 143,567 shares issuable upon exercise of options.

(10) Includes 103,166 shares issuable upon exercise of options.

(11) Includes 7,500 shares issuable upon exercise of options.

(12) Includes 859,058 shares issuable upon exercise of warrants and options.

                             EXECUTIVE COMPENSATION

     The table set forth below provides, with respect to Messrs. Fowler, Walther, Scullion, and Maase, certain compensation information for each of the last three fiscal years. Messrs. Fowler, Walther, Scullion, and Maase are the only executive officers of the Company whose annual salary and bonus exceeded $100,000 in the year ended June 30, 1996.

                           SUMMARY COMPENSATION TABLE

                                                            ANNUAL COMPENSATION        LONG TERM
                    NAME AND                               ---------------------     COMPENSATION
               PRINCIPAL POSITION                 YEAR     SALARY($)    BONUS($)     OPTIONS(#)(1)
------------------------------------------------  -----    --------     --------     -------------
Randall C. Fowler...............................   1996    $168,000     $     --         45,000
  Chairman, President and Chief Executive
     Officer                                       1995     148,446       12,500             --
                                                   1994     132,825           --         60,000(2)
Harrison N. Walther.............................   1996    $146,910     $110,448         20,000
  President and Chief Executive Officer of         1995     146,910       84,113             --
  ANADAC, Inc.                                     1994     146,910        4,803             --
James P. Scullion...............................   1996    $126,000     $     --         45,000
  Executive Vice President and Chief               1995     110,662       17,500             --
  Financial Officer                                1994      96,000           --         30,000
Daniel F. Maase.................................   1996    $126,000     $  5,000         25,000
  Vice President, Engineering                      1995     111,482           --             --
                                                   1994     105,000           --             --

---------------
(1) All figures in this column reflect options to purchase Common Stock.

(2) Represents compensation for being a member of the Board of Directors.

1996 OPTION GRANTS TABLE

     The following table sets forth stock options granted to the executive officers identified in the Summary Compensation Table during the fiscal year 1996 under the Company's 1995 Equity Incentive Plan. Since inception, the Company has not granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                            POTENTIAL
                                                                                       REALIZABLE VALUE AT
                                          INDIVIDUAL GRANTS                              ASSUMED ANNUAL
                                              % OF TOTAL                                 RATES OF STOCK
                                          OPTIONS GRANTED(#)   EXERCISE                PRICE APPRECIATION
                                             TO EMPLOYEES       PRICE                     FOR OPTION(1)
                              OPTIONS       IN FISCAL YEAR       PER      EXPIRATION   -------------------
            NAME              GRANTED            1996          SHARE(4)      DATE         5%        10%
----------------------------  ------      ------------------   --------   ----------   --------   --------
Randall C. Fowler...........  25,000(2)           4%            $ 7.06      8/1/2005   $111,039   $281,395
                              20,000(3)           3%              7.06      8/1/2005     88,831    225,116
Harrison N. Walther.........  20,000(3)           3%              7.06      8/1/2005     88,831    225,116
James P. Scullion...........  25,000(2)           4%              7.06      8/1/2005    111,039    281,395
                              20,000(3)           3%              7.06      8/1/2005     88,831    225,116
Daniel F. Maase.............  25,000(2)           4%              7.06      8/1/2005    111,039    281,395


---------------
(1) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten year option term. These values are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimated future stock price appreciation.


(2) Options are incentive stock options which vest ratably over sixty months with cliff vesting of all options if the Company achieves certain fiscal 1996 financial goals set by the Compensation Committee. These options became fully vested as a result of meeting these goals. These options have a term of ten years. These options were granted on August 2, 1995.



(3) Options are incentive stock options which vest to the extent of one fourth for each three month period which elapses after grant date. These options have a term of ten years. These options were granted on August 2, 1995.


(4) Exercise price is the fair market value on the date of grant.

1996 OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth stock options exercised by the executive officers identified in the Summary Compensation Table during fiscal year 1996, and the number and value of all unexercised options at fiscal year end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of the Company's Common Stock on June 30, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                           VALUE OF
                                                                       NUMBER OF         UNEXERCISED
                                                                      UNEXERCISED        IN-THE-MONEY
                                                                      OPTIONS AT          OPTIONS AT
                                                                    FISCAL YEAR END   FISCAL YEAR END(1)
                                       SHARES                       ---------------   ------------------
                                     ACQUIRED ON       VALUE         EXERCISABLE/        EXERCISABLE/
               NAME                  EXERCISE(#)   REALIZED($)(1)    UNEXERCISABLE      UNEXERCISABLE
-----------------------------------  -----------   --------------   ---------------   ------------------
Randall C. Fowler..................         --        $     --       241,667/ 3,333   $2,721,257/ 25,206
Harrison N. Walther................     80,902         763,172        46,000/14,000      474,374/151,876
James P. Scullion..................     45,000         547,012       134,067/ 9,083    1,422,402/ 94,502
Daniel F. Maase....................     51,267         690,496       100,433/ 1,300    1,115,688/ 15,763

---------------
(1) Value realized is determined by multiplying the exercised shares by the difference between the market close price on the date of exercise and the stated exercise price.

(2) Represents market value of the Company's Common Stock at fiscal year end less the exercise price.

     The Company did not make any awards during the fiscal year ended June 30, 1996 to any of the executive officers named in the Summary Compensation Table under any long-term incentive plan providing compensation intended for performance to occur over a period longer than one fiscal year.

AGREEMENTS WITH EXECUTIVE OFFICER

     As of June 30, 1996, Mr. Walther, a director of the Company and President and Chief Executive Officer of ANADAC, was indebted to ANADAC in the amount of $109,921 for premium payments made on his behalf for a split dollar life insurance policy. Such indebtedness is represented by non-interest-bearing notes, and will be paid with the proceeds from the policy or, in the event the policy is canceled or terminated, with the policy's cash surrender value. ANADAC will continue to make such premium payments as a loan to Mr. Walther in an amount equal to approximately $12,500 per year. Mr. Walther is also indebted to ANADAC in the principal amount of $44,094 for a loan made to Mr. Walther in July 1989. This loan bears interest at the rate of 7.5% per annum. Interest is payable monthly and principal is payable upon demand.

            REPORT OF THE BOARD OF DIRECTORS COMPENSATION COMMITTEE

     Notwithstanding anything to the contrary set forth in any of the Company's pervious or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act") that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filing.

     The Compensation Committee is responsible for establishing and administering the policies which govern both annual compensation and stock ownership programs for the Chief Executive Officer and certain other executive officers. Each year, salaries are determined and awards are made, if warranted, under the Company's stock option plans.

     The Compensation Committee annually evaluates the Company's corporate performance, and its executive compensation and incentive programs compared with our own industry and with a broader group of companies. In determining the Chief Executive Officer's compensation for fiscal year 1996, the Compensation Committee considered the compensation paid by the Company's direct competitors, a group of peer companies, and the level of revenues for the Company for the fiscal year.

     The Company's compensation programs are designed to reward executives for long-term strategic management, to align the interests of the executive officers with the interests of the Company's shareholders and to attract and retain highly talented and productive executives, and are leveraged on the basis of performance in terms of both cash compensation and incentive plans, paying more with good performance and less when it is below standard.

     During fiscal 1996, the Chief Executive Officer and the other executive officers received a 5% salary increase and incentive stock options. Mr. Walther received performance bonuses pursuant to an incentive bonus agreement. Mr. Maase received a bonus during fiscal 1996 for meeting certain performance objectives.

     During fiscal 1997, the Compensation Committee will continue to carefully consider executive compensation in relation to the Company's performance compared to that of industry performance levels.

                                          Larry J. Wells
                                          Patrick H. Morton
                                          Randall Hawks, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Randall Hawks Jr., a member of the Compensation Committee of the Company's Board of Directors during fiscal year 1996, formerly was Executive Vice President of the Company from 1989 to November 1993 and was Vice President of Marketing from 1985 to 1989.

IDENTIX STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Common Stock of the Company from July 1, 1991 to June 30, 1996 with cumulative total return on the Russell 2000 Index and a Peer Group (Digital Biometrics, Inc. and National Registry Inc.) over the same period (assuming the investment of $100 in the Company's Common Stock and in the Index and the Peer Group on July 1, 1991, and reinvestment of all dividends).

                       COMPARATIVE SIX-YEAR TOTAL RETURNS

                       IDENTIX, PEER GROUP, RUSSELL 2000

                     (PERFORMANCE RESULTS THROUGH 6/30/96)

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)           IDENTIX       PEER GROUP     RUSSELL 2000
1991                                       100             100             100
1992                                     73.33          105.63          114.54
1993                                     51.67          184.00          144.27
1994                                     95.00          153.14          150.62
1995                                    168.33          114.30          180.86
1996                                    390.00           89.76          224.28

                              CERTAIN TRANSACTIONS


     At July 31, 1996, Ascom USA Inc. ("Ascom") owned approximately 22.3% of the outstanding Common Stock of the Company. The Company granted Ascom registration rights with respect to the Common Stock acquired from the Company and preemptive rights to participate in any offering of certain securities of the Company. Ascom's preemptive rights allow it to purchase a sufficient number of shares of Common Stock to preserve its ownership interest in the Company at a purchase price per share equal to the lower of (a) the weighted average price of the shares sold in the dilutive event or (b) the average closing price of the Common Stock for the 20 trading days immediately preceding the dilutive event. The presence of Ascom's registration and preemptive rights may adversely affect the terms on which the Company could obtain additional financing. On September 2, 1994, the Company entered into a Voting Trust Agreement (the "Agreement") with Ascom whereby Ascom deposited all of its shares of the Company's Common Stock held by Ascom totaling 5,418,224 (the "Voting Stock") into a voting trust. The trustee of the voting trust is on the Company's Board of Directors and has voting control of the Voting Stock. The term of the Agreement is 10 years. In consideration for Ascom entering into the Agreement, the Company granted Ascom certain additional registration rights with respect to the Voting Stock, modified certain contractual transfer restrictions with respect to the Voting Stock, and granted Ascom price protections regarding certain sales of Voting Stock.

2. APPROVAL OF AMENDMENTS TO THE IDENTIX INCORPORATED EQUITY
   INCENTIVE PLAN

BACKGROUND

     The Board has approved, subject to shareholder approval, two amendments to the Identix Incorporated Equity Incentive Plan (the "Incentive Plan") as described below.

DESCRIPTION OF THE PROPOSAL

     Currently, the Incentive Plan provides that a total of 1,000,000 shares of Common Stock may be issued thereunder. As of July 31, 1996, there were 72,967 shares that were currently unreserved and available for option grants under the Incentive Plan. The proposed amendments to the Incentive Plan (i) increase the number of shares available for issuance under the Incentive Plan by 250,000 shares to a total of 1,250,000 shares and (ii) allow nonemployee directors of the Company to participate under the Incentive Plan. The Company believes that the proposed increase in the number of shares available for grant is necessary in order to ensure that there will be a sufficient reserve of shares to permit the grant of further options to existing and new employees of and consultants to the Company. The proposed inclusion of nonemployee directors is intended to allow the Company to take advantage of the flexibility afforded by recent amendments to the rules under Section 16 of the Securities and Exchange Act of 1934, as amended.

     The following table shows the number of shares awarded to the executive officers and the identified groups under the Incentive Plan in fiscal 1996. All options were granted at fair market value as of the date of grant.

                                                                                      NUMBER
                               NUMBER AND POSITION                                 OF SHARES(1)
---------------------------------------------------------------------------------  ------------
Randall C. Fowler................................................................      45,000
  Chairman, President and Chief Executive Officer
Harrison N. Walther..............................................................      20,000
  President and Chief Executive Officer of ANADAC, Inc.
James P. Scullion................................................................      45,000
  Executive Vice President, Chief Financial Officer and Secretary
Daniel F. Maase..................................................................      25,000
  Vice President, Engineering
Edward S. Murrer.................................................................      75,000
  Vice President, Sales and Marketing
All executive officers as a group................................................     210,000
All directors who are not executive officers as a group..........................         -0-
All employees and consultants (other than executive officers) as a group.........     376,000

---------------

(1) The following option grants were made in July 1996 at fair market value as of the date of grant to the executive officers and identified groups under the Incentive Plan: Randall C. Fowler, 50,000 shares; Harrison N. Walther, 25,000 shares; James P. Scullion, 50,000 shares; Daniel F. Maase, 25,000 shares; all executive officers as a group, 165,000 shares; all directors who are not executive officers as a group, no shares; and all employees and consultants (other than executive officers) as a group, 189,500 shares.


DESCRIPTION OF THE INCENTIVE PLAN

     The Incentive Plan is intended to strengthen the Company by providing selected eligible key employees of, and consultants to, the Company an opportunity to participate in the Company's future by offering them an opportunity to acquire stock in the Company so as to retain, attract and motivate them. Administration of the Incentive Plan may either be by the Board or a Committee of the Board (in either case, the "Committee"). The Committee may select key employees, including executive officers, or consultants to receive awards under the Incentive Plan and has broad discretion to determine the amount and type of awards and terms and conditions of the awards. However, the Committee may not grant, in any one fiscal year, awards covering more than 200,000 shares of Common Stock to any executive officer whose compensation is required to be disclosed under Item 402 of Regulation S-K. Individual grants will generally be based on a person's present and potential contribution to the Company. As currently in effect, nonemployee directors and members of the Committee are not eligible to participate in the Incentive Plan. As of June 30, 1996, the Company had approximately 290 employees eligible to participate in the Incentive Plan. Since the grant of awards is based upon a determination made by the Committee after a consideration of various factors, the Company currently cannot determine the nature and amount of any awards that will be granted in the future to any eligible individual or group of individuals.


     Awards may be granted in the form of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("the "Code"), NQOs (each ISO or NQO, an "Option," and collectively, "Options"), restricted stock ("Restricted Stock"), stock purchase rights ("Stock Purchase Rights") or performance shares ("Performance Shares"). Any award may be granted either alone or in addition to other awards granted under the Incentive Plan. The Committee may condition the grant of the award upon the attainment of specified Company, group or division performance goals or other criteria, which need not be the same for all participants. No award may be granted under the Incentive Plan on or after July 5, 2005, but outstanding awards may extend beyond that date.


     Options. Options granted under the Incentive Plan may be ISOs or NQOs. The exercise price of ISOs may not be less than the fair market value of the shares subject to the Option on the date of grant. The exercise price of NQOs must be at least 85 percent of the fair market value of the shares subject to the Option on the date of grant. The term of any ISO granted under the plan may not exceed ten years and the term of any NQO may not exceed fifteen years. Certain other limitations are also applicable to ISOs in order to take advantage of the favorable tax treatment that may be available for ISOs.

     Restricted Stock. Restricted Stock awards consist of non-transferable shares of Common Stock of the Company. The Committee may provide for the lapse of the transfer restrictions over a period of not more than ten years, or may accelerate or waive such restrictions, in whole or in part, based on service, performance or other criteria determined by the Committee.

     Stock Purchase Rights. Stock Purchase Rights consist of a grant to purchase Common Stock at a purchase price of not less than 85 percent of the fair market value of the Common Stock on the grant date. Stock Purchase Rights are generally exercisable for a period of up to 30 days after the grant date.


     Performance Shares. Performance Shares are shares of Common Stock issuable upon the attainment of performance criteria. At the time of a grant, the Committee will determine the number of shares of Common Stock to be awarded at the end of the performance period if and to the extent that the specified performance targets are met. The consideration payable by a participant with respect to a Performance Share award will be determined by the Committee but may not exceed 50 percent of the fair market value of the Common Stock on the date of grant. The Committee will determine the performance period, the performance objectives to be used in granting the awards and the extent to which awards have been earned. Performance periods may overlap, and participants may be awarded Performance Shares having different performance criteria. Performance Share awards may be payable in cash or stock, at the discretion of the Committee, and may bear interest or earn dividends.


     The consideration payable for, upon exercise of, or for tax payable in connection with, an award may be paid in cash, by promissory note of the participant, or by delivery of other property, including securities of the Company, as authorized by the Committee. The Company generally will not receive any consideration upon the grant of any awards, although the Incentive Plan provides that consideration may be payable with respect to the grant of Performance Shares. Awards generally may be exercised at any time within three months after a participant's employment by, or consulting relationship with, the Company terminates (but, only to the extent exercisable or payable at the time of termination). If termination is due to the participant's death, retirement or disability, the award may be exercised for two years thereafter. Shares issued under an award may be subject to a right of repurchase by the Company. No award shall be assignable or otherwise transferable by a participant other than by will or by the laws of descent and distribution.

     The Committee may adjust the performance goals and measurements applicable to awards. The Committee also may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture with respect to any award granted under the Incentive Plan.

     The Board may amend, alter or discontinue the Incentive Plan or any award at any time, except that the consent of a participant is required if the participant's rights under an outstanding award would be impaired. In addition, to the extent required for the Incentive Plan to satisfy the conditions of Rule 16b-3 under the Exchange Act or, with respect to provisions solely as they relate to ISOs, to the extent required for the Incentive Plan to comply with
Section 422 of the Code, the shareholders of the Company must approve any amendment, alteration or discontinuance of the Incentive Plan that would (i) increase the total number of shares reserved under the Incentive Plan, (ii) change the minimum price terms for Option exercise, (iii) change the class of employees and consultants eligible to participate in the Incentive Plan, (iv) extend the maximum option exercise period, or (v) materially increase the benefits accruing to participants under the Incentive Plan.

     The Incentive Plan constitutes an unfunded plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or arrangements to meet the obligations under the Incentive Plan to deliver stock or make payments.

     In the event of a "change in control" of the Company, as defined in the Incentive Plan, the Board may, subject to certain limitations, accelerate the vesting provisions of awards or may cash out the awards. A "change in control" is defined to include the acquisition of 20 percent or more of the voting power of the Company's outstanding stock, a proxy solicitation for one or more directors without support of the then current Board, a dissolution or liquidation of the Company and certain asset sales, mergers or reorganizations or other changes in ownership of the Company's assets or stock.

FEDERAL INCOME TAX CONSEQUENCES

     For a discussion of the federal income tax consequences of awards issued pursuant to the Incentive Plan, see "Certain Federal Income Tax Consequences" below.

PROPOSAL


     Shareholders are being asked to approve the amendments to the Incentive Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of the Company represented and voting at the Annual Meeting is required to adopt the amendments to the Incentive Plan.


BOARD RECOMMENDATION

     The Board recommends a vote "FOR" approval of the proposal.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

INCENTIVE STOCK OPTIONS

     Awards; Exercise. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. ISOs may be granted only to employees of the Company (including directors who are also employees). The recipient of an Option (the "Optionee") does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the Option exercise price (the "Option Spread") is includable in the Optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a repurchase right or other "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, any limitations on resale of shares imposed under Section 16(b) of the Exchange Act). In addition, when stock is acquired subject to a "substantial risk of forfeiture", an Optionee's holding period for purposes of determining whether any capital gain or loss on sale is long-term will generally not begin until the restriction lapses or the Optionee files an election under Section 83(b) of the Code (a "Section 83(b) Election").


     Sale of Option Shares. If an Optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date the ISO was exercised, any gain from a sale of the shares other than to the Company should be taxable as capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO was exercised or at the time the stock was sold. If an Optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO was exercised exceeded the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and the Company would be entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. Optionees are required to notify the Company immediately prior to making a Disqualifying Disposition. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.


     Exercise With Stock. If an Optionee pays for ISO shares with shares of the Company acquired under an ISO or a qualified employee stock purchase plan ("statutory option stock"), the tender of shares is a Disqualifying Disposition of the statutory option stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under a statutory stock option of the Company, then any appreciation in value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously-owned stock is used to exercise an ISO.

NONQUALIFIED STOCK OPTIONS

     Award; Exercise. An Optionee is not taxable upon the award of a NQO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the Optionee files a Section 83(b) Election with respect to the shares, the Optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The Optionee's tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the Optionee will not be taxable upon exercise, but instead will have ordinary income, on the date the restrictions lapse, in an amount equal to the difference between the amount paid for the shares under the Option and their fair market value as of the date of lapse; in addition, the Optionee's holding period will begin on the date of lapse.

     Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an Optionee who was an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.


     Sale of Option Shares. Upon sale, other than to the Company, of shares acquired under a NQO, an Optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the Optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.


     Exercise with Stock. If an Optionee tenders Common Stock (other than statutory option stock -- see above) to pay all or part of the exercise price of a NQO, the Optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the Optionee had in the surrendered shares. The additional shares are treated as newly acquired with a zero basis.

     If the surrendered shares are statutory option stock as described above under "Incentive Stock Options", with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a "disqualifying disposition" of the surrendered stock.

RESTRICTED STOCK

     Upon receipt of Restricted Stock, a recipient generally has taxable income in the amount of the excess of the then fair market value of the Common Stock over any consideration paid for the Common Stock (the "spread"). However, if the Common Stock is subject to a "substantial risk of forfeiture" (described under "Incentive Stock Options," above) and the recipient does not make a Section 83(b) Election, the recipient will have taxable income upon lapse of the risk of forfeiture, rather than at receipt, in an amount equal to the spread on the date of lapse. The taxable income constitutes supplemental wages subject to income and employment tax withholding, and the Company receives a corresponding income tax deduction. Supplemental wages are subject to federal income tax withholding at a rate of 28 percent. The consequences upon sale or disposition of Restricted Stock generally are the same as for Common Stock acquired under a NQO (see above).

PERFORMANCE SHARES

     Depending on the exact terms of an award of Performance Shares, the Award could be treated for tax purposes in the same manner as a Restricted Stock Award, i.e., as receipt of property, subject to restrictions.

STOCK PURCHASE RIGHTS

     The tax treatment of Stock Purchase Rights is identical to that of NQOs, as described above.

SPECIAL FEDERAL INCOME TAX CONSIDERATION DUE TO SHORT SWING PROFIT RULE

     The potential liability of a person subject to Section 16 of the Exchange Act to repay short-swing profits from the resale of shares acquired under a Company plan constitutes a "substantial risk of forfeiture" within the meaning of the above-described rules, which is treated as lapsing at such time as the potential liability under Section 16 lapses. Persons subject to Section 16 who would be required by Section 16 to repay profits from the immediate resale of stock acquired under a Company plan should consider whether to file a Section

83(b) Election at the time they acquire stock under a Company plan in order to avoid deferral of the date that they are deemed to acquire shares for federal income tax purposes.

3. APPROVAL OF AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION

     The Board unanimously adopted, subject to shareholder approval, an amendment to the Company's Articles of Incorporation (the "Amendment") increasing the number of authorized shares of Common Stock from 30,000,000 to 50,000,000. The Board is requesting shareholder approval of the Amendment, a copy of which is attached as Exhibit I to this proxy statement.

DESCRIPTION OF THE PROPOSAL


     The Company's Articles of Incorporation currently authorize the issuance of 32,000,000 shares, of which 30,000,000 are authorized for issuance as Common Stock and 2,000,000 are authorized for issuance as Preferred Stock. As of the Record Date, the Company had 24,323,937 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. In addition, as of that date, the Company had approximately (i) 2,056,000 shares of Common Stock reserved for issuance under the Incentive Plan, the Company's 1995 Nonemployee Directors Stock Option Plan, 1992 Employee Stock Option Plan, 1983 Incentive Stock Option Plan and ANADAC's 1984 Incentive Stock Option Plan, and (ii) 171,000 shares of Common Stock issuable upon exercise of outstanding warrants. If the Amendment is approved, the Board intends to cause a certificate of amendment to the Articles of Incorporation to be filed as soon as practicable after the date of the Annual Meeting. Upon effectiveness of the Amendment, the Company will have approximately 23,451,000 shares of Common Stock authorized but unreserved.


     The Company has issued shares of Common Stock in connection with recent acquisitions of related businesses and anticipates that it will continue to seek to acquire assets and businesses which the Company believes will complement its existing business and enhance its position as a leading provider of biometric identification products and services. The Company also expects to sell additional shares, as necessary, to finance operations and growth of the Company. The Board considers it advisable to have additional authorized but unissued shares of Common Stock available to allow the Company to act promptly with respect to possible future acquisitions, as well as possible financings, issuances under the Company's employee benefit plans and for other corporate purposes approved by the Board. Having additional authorized shares of Common Stock available for issuance in the future would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense or delay of a shareholders' meeting, except as may be required by applicable laws or regulations. The Company has no specific plans for issuance of additional shares of Common Stock, other than shares currently reserved under option plans and for exercise of outstanding warrants.


     The Board is authorized to approve the issuance of additional Common Stock at any time. Although the increase in the authorized number of shares is not proposed for the purpose of any anti-takeover effect and the Company has no present intention of issuing additional shares of Common Stock for that purpose, the issuance of such shares may have an anti-takeover effect, depending upon the identity of the purchasers, the number of shares issued and the then current ownership of outstanding shares of the Company. The Listing Standards, Policies and Requirements of the American Stock Exchange, Inc. generally require the Company nevertheless to obtain the approval of the shareholders holding a majority of the shares of the Company voting for the issuance of Common Stock (or securities convertible or exercisable for Common Stock) pursuant to any stock option or purchase plan in which officers or directors may participate, resulting in a change in control of the Company, in connection with certain acquisitions of the stock or assets of another corporation, or in private placements for a price less than the greater of the book value or market value involving 20% or more of the Common Stock outstanding before the issuance. In addition, the issuance of additional shares of Common Stock would dilute existing shareholders' equity interest in the Company. Except for Ascom USA Inc., shareholders of the Company do not have rights to participate in offerings of additional shares by the Company.

PROPOSAL

     Shareholders are being asked to approve the Amendment. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to approve the Amendment. Properly executed, unrevoked proxies will be voted "FOR" the proposal unless a vote against the proposal or abstention is specifically indicated in the proxy.

BOARD RECOMMENDATION

     The Board recommends a vote "FOR" approval of the Amendment.

4. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Price Waterhouse LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1997, and recommends that shareholders vote "FOR" ratification of such appointment. It is anticipated that a representative of Price Waterhouse LLP will be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions.

5. OTHER MATTERS

     Management knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the Company that the persons named in the enclosed form of proxy vote the shares they represent as Management may recommend.


Dated October 1, 1996


                                                          THE BOARD OF DIRECTORS

                                   EXHIBIT I

                            CERTIFICATE OF AMENDMENT
                                       OF
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                              IDENTIX INCORPORATED

Randall C. Fowler and James P. Scullion certify that:

1. They are the President and the Secretary, respectively, of Identix Incorporated, a California corporation.

2. Article III of the Amended and Restated Articles of Incorporation of this corporation is amended to read in its entirety as follows:

        "This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The number of shares of Common Stock this corporation is authorized to issue is 50,000,000 and the total number of shares of Preferred Stock this corporation is authorized to issue is 2,000,000. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series."

3. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors of the corporation.

4. The foregoing amendment of Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation on September 2, 1996, the record date for voting on the amendment, was 24,323,937 shares of Common Stock. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock. There were no shares of Preferred Stock outstanding on the record date.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed at Sunnyvale, California on October   , 1996.

                                          --------------------------------------
                                          Randall C. Fowler, President

                                          --------------------------------------
                                          James P. Scullion, Secretary

                                     SIDE 1

-------------------------------------------------------------------------------
                 PROXY FOR THE SHARES OF IDENTIX INCORPORATED,
                            A California Corporation

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             The undersigned shareholder of Common Stock of Identix
             Incorporated (the "Company") hereby revokes all previous proxies, acknowledges receipt of the notice of the shareholders' meeting to be held on October 30, 1996, and appoints Randall C. Fowler and James P. Scullion, and each of them, as proxy of the undersigned with power of substitution and revocation, to vote and otherwise represent all the shares of the undersigned at said meeting and any adjournment or postponement thereof with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted as specified on the reverse side. If no choice is indicated, the shares will be voted FOR all proposals.


                           (Continued on other side)

                                     SIDE 2

             1. To elect directors:

                     Randall C. Fowler, Patrick H. Morton, Randall Hawks, Jr., Fred U. Sutter, Larry J. Wells, Harrison N. Walther,
                     Ed Zschau;

             2. To approve certain amendments to the Identix Incorporated
                Equity Incentive Plan described in the Company's Proxy
                Statement;

             3. To approve an amendment to the Company's Articles of
                Incorporation to increase the authorized number of shares of Common Stock from 30,000,000 to 50,000,000;

             4. To ratify the appointment of Price Waterhouse LLP as
                independent accountants of the Company for the fiscal year ending June 30, 1997; and

             5. To transact such other business as may properly come before the meeting or any adjournment thereof.


Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations, or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.


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Signature                                    Date

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Signature                                    Date